Exhibit 99.1

LCC International Announces First Quarter 2004 Results

    MCLEAN, Va.--(BUSINESS WIRE)--May 10, 2004--LCC International, Inc., (NASDAQ:LCCI) a global leader in wireless voice and data turn-key technical consulting services, today released results for the first quarter ended March 31, 2004.
    Revenues for the first quarter were $45.0 million, an increase of 163 percent or $27.9 million from the first quarter of 2003 and a $1.3 million sequential increase over the fourth quarter of 2003.
    The Company reported a net loss for the first quarter of $(1.6) million compared to a net loss of $(2.2) million for the first quarter of 2003 and net income of $0.6 million for the fourth quarter of 2003. Loss per share for the first quarter was $(0.06) on 24.3 million shares compared to $(0.10) on 21.0 million shares for the first quarter of last year and net income per fully diluted share of $0.03 on 23.5 million shares for the fourth quarter of 2003.
    "While our first quarter included several positive achievements, we incurred certain expenses which we believe are not indicative of our underlying business strength. As a result we did not achieve the profitability expected in the first quarter. In addition to seasonally high marketing costs, expenses in the first quarter included strategic investments in new business initiatives resulting from our strategic planning last year. Of the three strategic efforts initiated in 2003 and early 2004, two are now producing profitable results after early losses. For example, LCC Wireline, the first of our strategic endeavors, is now growing very rapidly and adding gross profits at higher margins than some of our traditional work. One of the other strategic efforts, which made up a significant portion of the net loss produced in the quarter, has been discontinued. As a final contributing factor, approximately $4 million of revenue originally expected to be recognized in the first quarter has shifted to subsequent quarters as a consequence of customer related delays," commented C. Thomas Faulders III, chairman and CEO of LCC.
    "We continue to be confident about the remainder of 2004 both in terms of year over year increases in revenue and net income based the strength of the wireless infrastructure market and the current activity we are experiencing in our sales and operating groups. In addition to business from our traditional customers in North America and Europe, we have been fortunate that our business development efforts in the Middle East and other promising countries have been quite successful. With the award and recent contract signature from The Saudi Telecommunication Company, add-on work from existing contracts, renewal of annual contracts and very good order flow from our many frame agreements, we ended the first quarter with $130 million in backlog, an increase of $16 million over last quarter."
    Mr. Faulders concluded by saying, "I believe the first quarter's results were a slight aberration of the progress we have made on our goal of top-line growth and bottom-line profitability. As I look forward, I expect profitability in the second quarter on sequential revenue growth and positive net income for the full year."
    The Company will hold a conference call on Tuesday, May 11, 2004 at 8:30 a.m. Eastern to discuss its first quarter 2004 results. Interested parties can participate either by web cast by visiting the Company's web site (www.lcc.com) or via telephone. U.S. callers please dial 800/784-9386. Callers outside of the U.S. please dial 706/679-3422. Both numbers will require callers to enter reservation number 4981967.

    About LCC

    LCC International, Inc. is a global leader in voice and data design, deployment and management services to the wireless telecommunications industry. Since 1983, LCC has performed technical services for the largest wireless operators in North and South America, Europe, The Middle East, Africa and Asia. The Company has worked with all major access technologies and has participated in the success of some of the largest and most sophisticated wireless systems in the world. Through an integrated set of technical business consulting, training, design, deployment, operations and maintenance services, LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. News and additional information are available at www.lcc.com.
    Statements included in this news release which are not historical in nature are "forward-looking statements" within the meaning of
Section 21E of the U.S. Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These include, without limitation, statements regarding increased demand for the Company's services; forecasts or opinions regarding anticipated revenues, earnings and profits; statements regarding contracts, work or revenue opportunities the Company may secure in the future; and related information, all of which are based on current factual information and certain assumptions about future events which management believes to be reasonable at this time. There are many risks, uncertainties and other factors that can prevent the Company from achieving its goals or cause the Company's results to differ materially from those expressed or implied by these forward-looking statements including, without limitation, changes in demand for the Company's services from external factors including general economic conditions or changes in wireless demand or technology affecting network expansion strategies and financing opportunities for the Company's clients, delays in the award of new work or the progress of existing projects, the termination or reduction of existing projects due to changes in the financial condition or business strategies of the Company's clients, the Company's dependence on hiring and retaining professional staff and key personnel, fluctuations in quarterly results from a variety of internal and external factors including changes in the Company's estimates with respect to the completion of fixed-price contracts, lengthy sales cycles especially with respect to larger projects that may account for a significant portion of the Company's anticipated revenues, intense competition in the marketplace especially from competitors with greater financial resources and financing capabilities, and those risk factors described in LCC International, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company generally provides performance and earnings projections at each quarterly earnings conference call and in specific regulatory filings. These forecasts are as of the date of the call or filing and will include estimates based on factual information and assumptions which management believes to be reasonable at that time. In providing projections and other forward-looking statements, the Company does not make, and specifically disclaims, any undertaking or obligation to update them at any time in the future or at all to reflect new information, future events or otherwise.



               LCC International, Inc. and Subsidiaries

            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)
                              (Unaudited)



                                                       Three Months
                                                      Ended March 31,
                                                     -----------------
                                                       2003     2004
                                                     -------- --------


REVENUES                                             $17,140  $45,049

COST OF REVENUES                                      14,599   38,097
                                                     -------- --------
GROSS PROFIT                                           2,541    6,952
                                                     -------- --------
OPERATING EXPENSES:
  Sales and marketing                                  1,956    1,768
  General and administrative                           4,738    6,233
  Restructuring charge                                  (152)       -
  Depreciation and amortization                          796      756
                                                     -------- --------
                                                       7,338    8,757
                                                     -------- --------

OPERATING LOSS                                        (4,797)  (1,805)
                                                     -------- --------
OTHER INCOME (EXPENSE):
  Interest income                                         96       59
  Interest expense                                        (8)     (51)
  Other                                                1,249      152
                                                     -------- --------
                                                       1,337      160
                                                     -------- --------

LOSS FROM OPERATIONS BEFORE INCOME TAXES              (3,460)  (1,645)

BENEFIT FOR INCOME TAXES                              (1,298)     (91)
                                                     -------- --------
NET LOSS                                             $(2,162) $(1,554)
                                                     ======== ========
NET LOSS PER SHARE:
  Basic                                               $(0.10)  $(0.06)
                                                     ======== ========
  Diluted                                             $(0.10)  $(0.06)
                                                     ======== ========

WEIGHTED AVERAGE SHARES USED IN CALCULATION OF NET
  LOSS PER SHARE:
  Basic                                               20,958   24,275
                                                     ======== ========
  Diluted                                             20,958   24,275
                                                     ======== ========



               LCC International, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
                 (In thousands, except per share data)


                                                December
                                                   31,      March 31,
                                                  2003        2004
                                               ----------- -----------
                                                           (Unaudited)
ASSETS:

Current assets:
    Cash and cash equivalents                     $28,943     $23,151
    Restricted cash                                 1,568       1,409
    Short-term investments                            520           -
    Receivables, net of allowance for doubtful
     accounts of $466 and $446 at December 31,
     2003 and March 31, 2004, respectively:
         Trade accounts receivable                 27,456      33,087
         Unbilled receivables                      35,007      35,555
         Due from related parties and
          affiliates                                  180         206
    Deferred income taxes, net                      3,547       3,468
    Prepaid expenses and other current assets       1,726       2,240
    Prepaid tax receivable and prepaid taxes          662         672
                                               ----------- -----------
         Total current assets                      99,609      99,788

Property and equipment, net                         3,818       3,675
Investments in affiliates                             764       1,027
Deferred income taxes, net                          1,407       1,683
Goodwill                                           11,115      11,574
Other intangibles                                     843         775
Other assets                                        1,035       1,474
                                               ----------- -----------
                                                 $118,591    $119,996
                                               =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
    Line of credit                                 $1,840      $1,544
    Accounts payable                               11,485      10,550
    Accrued expenses                               21,152      23,537
    Accrued employee compensation and benefits      5,525       6,373
    Deferred revenue                                  471       1,453
    Income taxes payable                              967         924
    Accrued restructuring current                   2,903       2,580
    Other current liabilities                         286         175
                                               ----------- -----------
         Total current liabilities                 44,629      47,136

    Accrued restructuring non-current               3,432       3,210
    Other liabilities                                 762         793
                                               ----------- -----------
         Total liabilities                         48,823      51,139
                                               ----------- -----------

Shareholders' equity:
Preferred stock:
  10,000 shares authorized; 0 shares issued
   and outstanding                                     --          --
Class A common stock, $0.01 par value:
  70,000 shares authorized; 19,549 and 19,814
   shares issued and outstanding at December
   31, 2003 and March 31, 2004, respectively          195         198
Class B common stock, $0.01 par value:
  20,000 shares authorized; 4,638 and 4,538
   shares issued and outstanding at December
   31, 2003 and March 31, 2004, respectively           46          45

Paid-in capital                                   106,262     106,964
Accumulated deficit                               (36,602)    (38,156)
Note receivable from shareholder                   (1,557)     (1,557)
                                               ----------- -----------
    Subtotal                                       68,344      67,494

Accumulated other comprehensive income --
 foreign currency translation adjustments           1,424       1,363
                                               ----------- -----------
         Total shareholders' equity                69,768      68,857
                                               ----------- -----------
                                                 $118,591    $119,996
                                               =========== ===========




              LCC International, Inc. and Subsidiaries

            Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                              (Unaudited)


                                                       Three Months
                                                      Ended March 31,
                                                     -----------------
                                                        2003     2004
                                                     -------- --------

Cash flows from operating activities:
     Net loss                                        $(2,162) $(1,554)
     Adjustments to reconcile net loss to net cash
      used in operating activities:
          Depreciation and amortization                  796      756
          Provision (recovery) for doubtful accounts    (728)      --
          Loss on equity method investment                --       97
          Restructuring charge (recovery)               (152)      --
          Changes in operating assets and
           liabilities:
               Trade, unbilled, and other
                receivables                             (450)  (6,212)
               Accounts payable and accrued expenses    (404)   2,298
               Other current assets and liabilities      235     (223)
               Other non-current assets and
                liabilities                           (1,189)  (1,235)
                                                     -------- --------
Net cash used in operating activities                 (4,054)  (6,073)
                                                     -------- --------

Cash flows from investing activities:
     Purchases of property and equipment                (250)    (460)
     Proceeds from disposals of property and
      equipment                                           32       --
     Investments                                          --     (360)
                                                     -------- --------
Net cash used in investing activities                   (218)    (820)
                                                     -------- --------

Cash flows from financing activities:
 Payments on line of credit                               --   (5,813)
 Borrowings on line of credit                             --    5,531
 Proceeds from issuance of common stock, net              20       22
 Proceeds from exercise of options                        --      682
 Decrease (increase) of short-term investments            --      520
 Decrease (increase) in restricted cash                 (229)     159
                                                     -------- --------
Net cash provided by (used in) financing activities     (209)   1,101
                                                     -------- --------

Net decrease in cash and cash equivalents             (4,481)  (5,792)
Cash and cash equivalents at beginning of period      37,507   28,943
                                                     -------- --------
Cash and cash equivalents at end of period           $33,026  $23,151
                                                     ======== ========

Supplemental disclosures of cash flow information:
  Cash paid during the quarter for:
   Income taxes                                      $     3  $   182




                        LCC International, Inc.
                         Financial Statistics


Founded - 1983;   IPO - 1996 (NASDAQ: LCCI)
Business Focus:   Design, build, manage & maintain fixed and mobile
                    wireless networks for wireless carriers and
                    equipment vendors, globally.
Headquartered -   McLean, VA; Regional Offices in Los Angeles,
                    London, Sydney, Cambridge (U.K.), Den Bosch
                    (Netherlands), Milan, Rome, Sao Paulo, Madrid, Algiers, Beijing, Singapore, Dubai & Riyadh
Employees - 975   45% outside of USA; 18 technical disciplines in
                    12 countries
Clients - 76;     Projects: 258
A and B shares outstanding:  24.4 million
Price range last 12 months - $2.20 to $9.81



                                             Q1/2004   2003     2002

Revenue                  Americas            26,990   53,086   29,706
                         EMEA                17,228   53,296   34,755
                         Asia and other         831    2,057    2,608
                                             ------- -------- --------
                         Total               45,049  108,439   67,069
                                             ======= ======== ========
Gross profit                                  6,952   19,441    8,640

Gross margin %           Americas              13.4%    14.6%     9.2%
                         EMEA                  17.9%    20.8%    14.8%
                         Asia and other        31.9%    28.6%    28.5%
                                             ------- -------- --------
                         Total                 15.4%    17.9%    12.9%
                                             ======= ======== ========

Operating expenses       Sales & Marketing    1,768    6,624    8,095
                         General &
                          Administrative      6,233   20,927   17,582
                         Bad debt expense /
                          (recoveries)            -   (2,419)   2,729
                         Restructuring
                          charges                 -       (2)  13,522
                         Tower gains              -        -   (2,000)
                         Depreciation &
                          amortization          756    3,860    2,884
                                             ------- -------- --------
                         Total                8,757   28,990   42,812
                                             ======= ======== ========
Operating expenses %                           19.4%    26.7%    63.8%
Operating income / (loss)                    (1,805)  (9,549) (34,172)
Other income / (expense) Interest income         59      447      840
                         Interest expense       (51)    (122)     (22)
                         Gain / (loss) on
                          investments             -    1,000    1,104
                         Impairment of
                          assets                  -        -   (5,139)
                         Other                  152      218      268
                                             ------- -------- --------
                         Total                  160    1,543   (2,949)
                                             ======= ======== ========
Income / (Loss) before tax                   (1,645)  (8,006) (37,121)
Tax benefit / (expense)                          91    1,483    8,451
Net income / (loss)                          (1,554)  (6,523) (28,670)
                                             ------- -------- --------
Weighted average shares outstanding          24,275   21,292   20,902
E.P.S.                                       $(0.06)  $(0.31)  $(1.37)
                                             ------- -------- --------




                                 2004               2003
                                 Q1      Q4      Q3      Q2      Q1
Revenue         Americas       26,990  26,066  13,488   7,166   6,366
                EMEA           17,228  17,388  15,143  10,441  10,324
                Asia and other    831     308     719     580     450
                               ------- ------- ------- ------- -------
                Total          45,049  43,762  29,350  18,187  17,140
                               ======= ======= ======= ======= =======
Gross profit                    6,952   7,979   5,594   3,327   2,541

Gross margin %  Americas         13.4%   15.3%   15.1%   15.4%    9.9%
                EMEA             17.9%   22.9%   21.3%   19.2%   18.4%
                Asia and other   31.9%    6.8%   47.6%   37.4%    2.2%
                               ------- ------- ------- ------- -------
                Total            15.4%   18.2%   19.1%   18.3%   14.8%
                               ======= ======= ======= ======= =======
Operating
 expenses       Sales &
                 Marketing      1,768   1,885   1,302   1,481   1,956
                General &
                 Administrative 6,233   5,268   4,934   5,259   5,466
                Bad debt
                 expense /
                 (recoveries)       -    (347)   (816)   (528)   (728)
                Restructuring
                 charges            -       -     150       -    (152)
                Tower gains         -       -       -       -       -
                Depreciation &
                 amortization     756     916   1,338     810     796
                               ------- ------- ------- ------- -------
                Total           8,757   7,722   6,908   7,022   7,338
                               ======= ======= ======= ======= =======

Operating expenses %             19.4%   17.6%   23.5%   38.6%   42.8%
Operating income / (loss)      (1,805)    257  (1,314) (3,695) (4,797)
Other income /
 (expense)      Interest income    59     201      49     101      96
                Interest
                 expense          (51)    (24)    (49)    (41)     (8)
                Gain / (loss)
                 on investments     -       -       -       -   1,000
                Impairment of
                 assets             -       -       -       -       -
                Other             152     (14)   (137)    120     249
                               ------- ------- ------- ------- -------
                Total             160     163    (137)    180   1,337
                               ======= ======= ======= ======= =======

Income / (Loss) before tax     (1,645)    420  (1,451) (3,515) (3,460)
Tax benefit / (expense)            91     219     426    (460)  1,298
Net income / (loss)            (1,554)    639  (1,025) (3,975) (2,162)
                               ------- ------- ------- ------- -------
Weighted average shares
 outstanding                   24,275  23,489  21,002  20,969  20,947
E.P.S.                         $(0.06)  $0.03  $(0.05) $(0.19) $(0.10)
                               ------- ------- ------- ------- -------



Consolidated balance sheet data             Q1/2004    2003     2002
Total liquid assets                          24,560   31,031   39,329
Customer receivables & work in progress      68,642   62,463   25,534
Other current assets                          6,586    6,115   14,113
Net fixed and other assets                   20,208   18,982   17,747
                                           --------- -------- --------
Total assets                                119,996  118,591   96,723
                                           --------- -------- --------

Total liabilities                            51,139   48,823   35,635
Shareholders' equity                         68,857   69,768   61,088
                                           --------- -------- --------


DSO                      Billed                  66       57       70
                         Unbilled/WIP            72       74       68
                                           --------- -------- --------
                         Total DSO              138      131      138
                                           --------- -------- --------

Backlog                  Firm               120,958  108,800   29,300
                         Implied              9,116    5,400   21,000
                                           --------- -------- --------
                         Total              130,074  114,200   50,300
                                           --------- -------- --------



                                     2004              2003
                                      Q1     Q4     Q3     Q2     Q1
Composition of revenue
by service (%)
               Technical consulting   9.0%   5.9%   9.0%  12.9%   5.7%
               Network design        23.5%  24.7%  33.3%  32.5%  35.4%
               Network deployment    61.3%  66.4%  53.2%  49.5%  51.0%
               Operations &
                maintenance           3.4%   2.1%   3.9%   4.7%   1.3%
               Other                  2.8%   0.9%   0.6%   0.4%   6.6%
                                    ------ ------ ------ ------ ------
               Total                100.0% 100.0% 100.0% 100.0% 100.0%
                                    ====== ====== ====== ====== ======
Composition of revenue
by technology (%)
               2.0G                  19.5%  20.0%  34.5%  40.2%  39.1%
               2.5G                  23.2%  20.4%  19.4%  25.2%  17.9%
               3.0G                  48.5%  56.5%  41.8%  31.7%  33.9%
               Other                  8.8%   3.1%   4.3%   2.9%   9.1%
                                    ------ ------ ------ ------ ------
               Total                100.0% 100.0% 100.0% 100.0% 100.0%
                                    ====== ====== ====== ====== ======

Composition of revenue by
 delivery (%)
               Self-perform          68.0%  70.3%  81.9%  90.2%  83.1%
               Subcontract           32.0%  29.7%  18.1%   9.8%  16.9%
                                    ------ ------ ------ ------ ------
               Total                100.0% 100.0% 100.0% 100.0% 100.0%


    CONTACT: LCC International, Inc., McLean
             Investor/Media Contact:
             Tricia Drennan, 703-873-2390
             tdrennan@lcc.com